UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      May 24, 2012

INTELLIGENT  SYSTEMS  CORPORATION

(Exact name of Registrant as specified in its charter)

Georgia	1-9330	58-1964787
(State or other jurisdiction	Commission file number	(I.R.S. Employer Identification No.)
of incorporation or organization)

4355 Shackleford Road, Norcross, Georgia	30093
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 381-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFP 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry Into A Material Definitive Agreement

Intelligent Systems Corporation (“Registrant”) has entered into two material agreements.

On May 24, 2012, the Registrant entered into a Director Indemnification Agreement with Cherie M. Fuzzell.  Ms. Fuzzell was elected to the Board of Directors of the Registrant at the 2012 Annual Meeting of Shareholders.  The Director Indemnification Agreement is the Registrant’s standard agreement that sets forth the terms and conditions for indemnification of and payment of certain expenses related to Ms. Fuzzell’s service on the Board of Directors of the Registrant.

On May 25, 2012, the Registrant entered into the Second Amendment to the Lease Agreement between the Registrant and ISC Properties, LLC.  The Second Amendment provides for the extension of the Lease Agreement for an additional three year term from June 1, 2012 through May 31, 2015 on the same terms and conditions as the original Lease Agreement.  ISC Properties, LLC is a related party to the Registrant.

Item 5.07.   Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders of Intelligent Systems Corporation (“Registrant”) on May 24, 2012, shareholders re-elected two incumbent directors, James V. Napier and J. Leland Strange to serve until the 2015 Annual Meeting.  The vote was as follows:

	For	Withheld
James V. Napier	5,971,546	17,721
J. Leland Strange	5,787,155	202,112

Shareholders also elected one director, Cherie M. Fuzzell, to the board of directors to serve a two year term until the 2014 Annual Meeting.  The vote was as follows:

	For	Withheld
Cherie M Fuzzell	5,977,926	11,341

No other items were submitted to a vote of shareholders at the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2012	INTELLIGENT SYSTEMS CORPORATION
(Registrant)

	By:	/s/ Bonnie L. Herron
Bonnie L. Herron
Chief Financial Officer

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